Exhibit 99.1

Trinity Capital Reports Second Quarter 2026 Financial Results

Return on Average Equity reaches 15.2% in Q2

Quarterly Net Investment Income climbs to a record $46.0 million, or $0.51 per share

Q2 2026 Total Investment Income grows 25.5% year-over-year

PHOENIX, August 5, 2026 – Trinity Capital Inc. (NYSE: TRIN) (“the Company”), a leading international alternative asset manager, today announced its financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights

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Total investment income of $87.2 million, an increase of 25.5% year-over-year.
•
Net investment income (“NII”) of $46.0 million, or $0.51 per basic share. NII grew 32.1% year-over-year.
•
Net increase in net assets resulting from operations of $44.4 million, or $0.49 per basic share.
•
15.2% Return on Average Equity “ROAE” (NII/Average Equity).
•
6.9% Return on Average Assets “ROAA” (NII/Average Assets).
•
Net Asset Value (“NAV”) of $1.3 billion, or $13.47 per share at the end of Q2.
•
Total gross investment commitments of $709.0 million.
•
Total gross investments funded of $618.7 million, which was comprised of $296.3 million to 11 new portfolio companies, $301.0 million to 25 existing portfolio companies and $21.4 million to multi-sector holdings.
•
Total gross investment exits and repayments of $378.3 million, which was comprised of $220.2 million from early debt repayments and refinancings, $58.3 million from scheduled/amortizing debt payments, $93.0 million from investments sold and $6.8 million from warrant and equity sales.
•
The Company announced $0.17 monthly distributions for each of July, August and September 2026, totaling $0.51 for the third quarter and marking the 27th consecutive quarter of a consistent regular dividend.

“Our Q2 results reflect years of investment in building a platform that can perform across cycles -- directly originated, diversified across five verticals, a growing managed funds platform, and backed by an internally managed team that has a real stake in the outcome,” Trinity Capital CEO Kyle Brown said. “That is not a new story for Trinity Capital, but this quarter gave us another opportunity to demonstrate it.”

“In a quarter where many parts of the market faced real pressure, Trinity's structure and disciplined underwriting produced results we are genuinely proud of. We funded $619 million and originated $709 million in new commitments — not by chasing yield, but by focusing on what we have always done: sourcing our own deals, setting our own terms, and staying selective. Against a backdrop that tested credit quality and origination discipline across the sector, we delivered strong results because our interests are aligned with our shareholders.”

Second Quarter 2026 Operating Results

For the three months ended June 30, 2026, total investment income was $87.2 million, compared to $69.5 million for the three months ended June 30, 2025. The effective yield on the average debt investments at cost was 15.0% for the second quarter of 2026, compared to 15.7% for the second quarter of 2025. Effective yields generally include the effects of fees and income accelerations attributed to early loan repayments and other one-time events, and may also fluctuate quarter-to-quarter depending on the amount of prepayment activity.

Total operating expenses and excise taxes, excluding interest expense, for the second quarter of 2026 were $16.4 million, compared to $16.6 million during the second quarter of 2025. The decrease was primarily attributable to lower professional fees and higher allocated expenses to the Company’s registered investment adviser subsidiary partially offset by an increase in general and administrative expenses.

Interest expense for the second quarter of 2026 was $24.8 million, compared to $18.0 million during the second quarter of 2025. The increase was primarily attributable to the increase in weighted average debt outstanding.

Net investment income was approximately $46.0 million, or $0.51 per share based on 90.5 million basic weighted average shares outstanding for the second quarter of 2026, compared to $34.8 million or $0.53 per share for the second quarter of 2025 based on 65.9 million basic weighted average shares outstanding.

During the three months ended June 30, 2026, the Company’s net unrealized depreciation totaled approximately $0.8 million, which included net unrealized depreciation of $10.6 million from its debt investments, appreciation of $8.5 million from its warrant investments, and appreciation of $1.0 million from its equity investments. Additionally, there was $0.3 million net unrealized appreciation attributable to foreign currency forward contracts.

Net realized loss on investments was approximately $0.8 million, primarily due to the expiration of one warrant position.

Net increase in net assets resulting from operations was $44.4 million, or $0.49 per share, based on 90.5 million basic weighted average shares outstanding. This compares to a net increase in net assets resulting from operations of $41.4 million, or $0.63 per share, based on 65.9 million basic weighted average shares outstanding for the second quarter of 2025.

Net Asset Value

Total net assets at the end of the second quarter of 2026 increased by 8.6% to $1.3 billion, compared to $1.2 billion at the end of the first quarter of 2025. The increase in total net assets was primarily due to accretive ATM issuances, partially offset by net portfolio performance. NAV per share increased to $13.47 per share in the second quarter from $13.27 per share as of March 31, 2026.

Portfolio and Investment Activity

As of June 30, 2026, the Company's investment portfolio had an aggregate fair value of approximately $2.7 billion and was comprised of approximately $2.0 billion in secured loans, $390.4 million in equipment financings, and $295.0 million in equity and warrants, across 190 portfolio companies. The Company’s debt portfolio is comprised of 89.3% first-lien loans and 10.7% second-lien loans, with 81.5% of the debt portfolio at floating rates based on principal outstanding.

During the second quarter, the Company originated approximately $709.0 million of total new commitments. Second quarter gross investments funded totaled approximately $618.7 million, which was comprised of $296.3 million of investments in 11 new portfolio companies, $301.0 million of investments in 25 existing portfolio companies and $21.4 million to multi-sector holdings. Gross investment fundings during the quarter for secured loans totaled $471.9 million, equipment financings totaled $108.6 million and warrant and equity investments totaled $38.2 million.

Gross proceeds received from exits and repayments of the Company’s investments during the second quarter totaled approximately $378.3 million, which included $220.2 million from early debt repayments and refinancings, $58.3 million from scheduled/amortizing debt payments, $93.0 million from investments sold and $6.8 million from warrant and equity sales. Gross funding and repayment activity is inclusive of 115.6 million of refinancings. The investment portfolio increased by $249.8 million on a cost basis, an increase of 10.1%, and $248.7 million on a fair value basis, an increase of 10.0%, each as compared to March 31, 2026.

As of the end of the second quarter, loans to four portfolio companies and equipment financing to one portfolio company were on non-accrual status with a total fair value of approximately $18.7 million, or 0.8% of the Company’s debt investment portfolio at fair value.

The following table shows the distribution of the Company’s loan and equipment financing investments on the 1 to 5 investment risk rating scale at fair value as of June 30, 2026 and March 31, 2026 (dollars in thousands):

		June 30, 2026		March 31, 2026
Investment Risk Rating		Investments at	Percentage of	Investments at	Percentage of
Scale Range	Designation	Fair Value	Total Portfolio	Fair Value	Total Portfolio
4.0 - 5.0	Very Strong Performance	$123,311	5.1%	$96,282	4.3%
3.0 - 3.9	Strong Performance	1,165,201	47.8%	917,118	41.1%
2.0 - 2.9	Performing	1,080,131	44.3%	1,147,127	51.5%
1.6 - 1.9	Watch	37,069	1.5%	31,708	1.4%
1.0 - 1.5	Default/Workout	18,728	0.8%	24,393	1.1%
Total Debt Investments excluding Senior Credit Corp 2022 LLC		2,424,440	99.5%	2,216,628	99.4%
.	Senior Credit Corp 2022 LLC (1)	12,885	0.5%	12,885	0.6%
Total Debt Investments		$2,437,325	100.0%	$2,229,513	100.0%

_____________

(1) An investment risk rating is not applied to Senior Credit Corp 2022 LLC.

As of both June 30, 2026 and March 31, 2026, the Company’s loan and equipment financing investments had a weighted average risk rating score of 3.0. The Company’s grading scale is comprised of numerous factors, two key factors being liquidity and performance to plan. A company may be downgraded as it approaches the need for additional capital or if it is underperforming relative to its business plans. Conversely, it may be upgraded upon a capitalization event or if it is exceeding its plan. As such, the overall grading may fluctuate quarter-to-quarter.

Liquidity and Capital Resources

As of June 30, 2026, the Company had approximately $430.1 million in available liquidity, including $22.2 million in unrestricted cash and cash equivalents. At the end of the period, the Company had approximately $407.9 million in available borrowing capacity under its KeyBank credit facility, subject to existing terms and advance rates and regulatory and covenant requirements. This excludes capital raised by the Company’s joint ventures and funds managed by the Company’s wholly owned registered investment adviser subsidiary.

As of June 30, 2026, the Company’s net leverage, or net debt-to-equity ratio, was approximately 118%, compared to 115% as of March 31, 2026.

During the three months ended June 30, 2026, the Company utilized its equity ATM offering program to sell 6,134,888 accretive shares of its common stock at a weighted average price of $16.39 per share, raising $99.5 million of net proceeds.

Distributions

On June 17, 2026, the Company’s Board of Directors declared regular monthly dividends of $0.17 per share for each of July, August and September 2026, totaling $0.51 for the third quarter. The Board of Directors generally determines and announces the Company's dividend distributions on a quarterly basis, with distributions paid monthly.

Recent Developments

For the period from July 1, 2026 to August 3, 2026, the Company issued and sold 662,575 shares of its common stock at a weighted-average price of $17.75 per share and raised $11.6 million of net proceeds under its equity ATM offering program.

On July 27, 2026, the Company transferred the listing of its common stock from the Nasdaq Global Select Market to the NYSE and NYSE Texas under the same ticker symbol, “TRIN.” In connection with such transfer, the Company's March 2029 Notes and September 2029 Notes also transferred to the NYSE and NYSE Texas under the ticker symbols “TRNZ” and “TRNI,” respectively, on July 27, 2026.

Conference Call

Trinity Capital will hold a conference call to discuss its second quarter 2026 financial results at 12:00 p.m. Eastern Time on Wednesday, August 5, 2026.

To listen to the call, please dial (800) 267-6316, or (203) 518-9783 internationally, and reference Conference ID: TRINQ226 if asked, approximately 10 minutes prior to the start of the call. The conference call and presentation will also be available on the investor relations section of the Company’s website at ir.trinitycapital.com.

A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until August 12, 2026. To access the replay, please dial (800) 695-2122 or (402) 530-9027. You may also access the webcast replay of the call and the presentation on the investor relations section of the Company’s website at ir.trinitycapital.com.

About Trinity Capital Inc.

Trinity Capital Inc. (NYSE: TRIN) is an international alternative asset manager that seeks to deliver consistent returns for investors through access to private credit markets. Trinity Capital sources and structures investments in well-capitalized growth-oriented companies. With five distinct business verticals — Sponsor Finance, Equipment Finance, Tech Lending, Asset-Based Lending, and Healthcare & Life Sciences — Trinity Capital stands as a long-term trusted partner for innovative companies seeking tailored debt solutions. Headquartered in Phoenix, Arizona, Trinity Capital's dedicated team is strategically located across the United States and in Europe. For more information on Trinity Capital, please visit trinitycapital.com and stay connected to the latest activity via LinkedIn.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission ("SEC"). The Company undertakes no duty to update any forward-looking statement made herein, except as required by law. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company's filings with the SEC, including in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Ben Malcolmson
Head of Investor Relations
Trinity Capital Inc.
ir@trinitycapital.com

(480) 852-3950

TRINITY CAPITAL INC.

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Investments at fair value:
Control investments (cost of $140,822 and $107,747, respectively)	$148,781	$123,760
Affiliate investments (cost of $97,310 and $63,422, respectively)	65,538	50,495
Non-Control / Non-Affiliate investments (cost of $2,480,088 and $2,225,715, respectively)	2,517,982	2,243,820
Total investments (cost of $2,718,220 and $2,396,883, respectively)	2,732,301	2,418,075
Cash and cash equivalents	22,177	19,110
Interest receivable	19,259	19,031
Deferred credit facility costs	5,053	5,872
Other assets	26,582	22,431
Total assets	$2,805,372	$2,484,519

LIABILITIES
Credit Facility	$282,100	$373,900
Secured Notes, net of $1,249 and $1,467, respectively, of unamortized deferred financing costs	198,751	198,533
Unsecured Notes, net of $14,469 and $10,118, respectively, of unamortized deferred financing costs and premium/discount	1,017,412	721,763
Distribution payable	—	41,574
Security deposits	2,718	3,008
Accounts payable, accrued expenses and other liabilities	37,542	51,742
Total liabilities	1,538,523	1,390,520

NET ASSETS
Common stock, $0.001 par value per share (200,000,000 authorized, 94,023,371 and 81,518,294 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively)	94	82
Paid-in capital in excess of par	1,287,771	1,100,343
Distributable earnings/(accumulated deficit)	(21,016)	(6,426)
Total net assets	1,266,849	1,093,999
Total liabilities and net assets	$2,805,372	$2,484,519
NET ASSET VALUE PER SHARE	$13.47	$13.42

TRINITY CAPITAL INC.

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
INVESTMENT INCOME:
Interest and dividend income:
Control investments	$4,048	$2,430	$9,649	$4,758
Affiliate investments	1,774	977	3,893	2,250
Non-Control / Non-Affiliate investments	73,780	63,306	149,378	122,379
Total interest and dividend income	79,602	66,713	162,920	129,387
Fee and other income:
Control investments	633	—	633	—
Affiliate investments	648	597	1,261	1,289
Non-Control / Non-Affiliate investments	6,287	2,173	12,484	4,192
Total fee and other income	7,568	2,770	14,378	5,481
Total investment income	87,170	69,483	177,298	134,868

EXPENSES:
Interest expense and other debt financing costs	24,774	18,044	48,878	35,700
Compensation and benefits	12,428	12,489	29,699	23,134
Professional fees	1,245	1,787	2,464	3,814
General and administrative	2,991	2,246	6,135	4,713
Total gross expenses	41,438	34,566	87,176	67,361
Allocated expenses to Trinity Capital Adviser, LLC	(896)	(508)	(2,029)	(916)
Total net expenses	40,542	34,058	85,147	66,445

NET INVESTMENT INCOME/(LOSS) BEFORE TAXES	46,628	35,425	92,151	68,423
Excise tax expense	639	621	1,674	1,238
NET INVESTMENT INCOME	45,989	34,804	90,477	67,185

NET REALIZED GAIN/(LOSS) FROM INVESTMENTS:
Affiliate investments	—	—	(3,071)	—
Non-Control / Non-Affiliate investments	(774)	(8,262)	(7,633)	(10,416)
Net realized gain/(loss) from investments	(774)	(8,262)	(10,704)	(10,416)

NET CHANGE IN UNREALIZED APPRECIATION/(DEPRECIATION) FROM INVESTMENTS:
Control investments	(3,104)	7,912	(8,053)	7,913
Affiliate investments	(3,899)	52	(12,804)	482
Non-Control / Non-Affiliate investments	6,193	6,908	15,321	3,335
Net change in unrealized appreciation/(depreciation) from investments	(810)	14,872	(5,536)	11,730

NET INCREASE/(DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$44,405	$41,414	$74,237	$68,499

NET INVESTMENT INCOME PER SHARE - BASIC	$0.51	$0.53	$1.04	$1.05
NET INVESTMENT INCOME PER SHARE - DILUTED	$0.51	$0.53	$1.04	$1.05

NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC	$0.49	$0.63	$0.85	$1.07
NET CHANGE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - DILUTED	$0.49	$0.63	$0.85	$1.07

WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	90,464,413	65,911,570	87,072,704	64,242,822
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	90,464,413	65,911,570	87,072,704	64,242,822